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Exhibit 99.1

For:  Home Channel News,  Attn: Trudy Hewitt
From: Woodworkers Warehouse, Inc., Lynn, MA

                                                           For Immediate Release
                                                           ---------------------

                    WOODWORKERS WAREHOUSE, INC. HIRES NEW CFO

Lynn, MA (7/29/02)---Woodworkers Warehouse, Inc., a 98 store specialty retailer, today announced the addition of Rick Welker, as the company's Vice President and Chief Financial Officer. Mr. Welker has taken over the responsibilities of Ron Franklin who has left the company to pursue other endeavors. He will oversee the departments of finance, accounting, and human resources. The Plymouth, MA resident has over 21 years of experience in retailing, manufacturing and public accounting. He was most recently Senior Vice President, Secretary and Chief Financial Officer of Rue 21, a 174 store junior sportswear chain based in Warrendale, Pennsylvania. Previously he was Vice President and Controller of Bradlees, and also held financial management positions at Ames Department Stores and Dairy Mart. Mr. Welker holds a BSBA in accounting from Western New England College and an MBA, International Business, from the University of Connecticut. He is also a Certified Public Accountant and a Certified Management Accountant.